Exhibit 10.3

January 29, 2009

ClearPoint Business Resources, Inc.

1600 Manor Drive, Suite 110

Chalfont, PA 18914

Re:	Amendment No. 1 to Term Note

Dear Sirs:

Reference is made to (a) the Revolving Credit and Term Loan Agreement dated as of June 20, 2008 (the “Loan Agreement”) by and between ComVest Capital, LLC (the “Lender”) and ClearPoint Business Resources, Inc. (the “Borrower”), (b) the Term Note dated June 20, 2008 in the original principal amount of $9,000,000 issued by the Borrower to the Lender, and (c) the letter agreement dated January 12, 2009 (the “Engagement Letter”) by and between XRoads Solutions Group, LLC (the “Consultant”) and the Borrower. All capitalized terms used herein without definition have the respective meanings ascribed to them in the Loan Agreement.

Pursuant to the Engagement Letter, the Borrower has retained the services of the Consultant to provide certain management and consulting services to the Borrower, including the services of Brian Delle Donne to serve as Interim Chief Operating Officer of the Borrower for a period of four (4) months commencing January 13, 2009 (subject to prior termination in accordance with the Engagement Letter). In consideration of such services, the Borrower has agreed to pay to the Consultant, among other things, the sum of $50,000 per month for each of the first four (4) months in which such Interim Chief Operating Officer provides services under the Engagement Letter; and in order to assist the Borrower in making such payments, the Borrower has requested, and the Lender has agreed, to adjust certain principal amortization payments under the Term Note, as hereinafter provided.

1.	Term Loan Amortization.

(a) Anything contained in Section 1(b) of the Term Note to the contrary notwithstanding, the principal installments due and payable under such Section 1(b) on February 1, 2009, March 1, 2009, April 1, 2009 and May 1, 2009, respectively, shall be reduced by an amount equal to the positive difference (if any) of (i) the lesser of (A) $50,000 or (B) the amount paid or payable by the Borrower to the Consultant during the immediately preceding calendar month pursuant to Section 2(a) of the Engagement Letter, minus (ii) the amount (if any) by which the aggregate Royalties collected by or on behalf of the Borrower and the Guarantors during the immediately preceding calendar month exceeded $450,000; provided, however, that (x) from and after the effective date of any termination of the Consulting Agreement, no reduction in any subsequent principal installments shall be permitted, and (y) notwithstanding any extension of the services of the Interim Chief Operating Officer beyond the initial four (4) month term thereof, the Lender shall not be obligated to, and makes no commitment for, any reduction of any further principal installments under the Term Note.

(b) A photocopy of this Amendment No. 1 may be attached to the Term Note to evidence the foregoing amendment, and/or the Borrower shall, upon request of the Lender at any time, execute and deliver to the Lender a replacement Term Note reflecting such amendment.

2. Consent. Notwithstanding anything contained in the Loan Agreement or that certain Subordination Agreement dated June 30, 2008 among the Lender, the Borrower and the former shareholders of Staffbridge, Inc. (“Staffbridge”), the Lender hereby acknowledges and consents to the amendment by the Borrower of the payment terms and payments schedule of that certain Promissory Note dated as of August 14, 2006 in the original principal amount of $450,000 issued by the Borrower in favor of Staffbridge, as set forth in that certain Debt Extension Agreement between the Borrower and Staffbridge dated December 31, 2008, a true and complete copy of which is attached hereto as Exhibit A.

3. Expenses. The Borrower shall pay or reimburse the Lender for its costs and expenses (including reasonable attorneys’ fees) incurred in connection with the preparation of this Amendment No. 1.

4. Reaffirmation.

(a) The Borrower hereby reaffirms all of its representations and warranties in the Loan Documents on and as of the date hereof, as if expressly made on and as of the date hereof, except to the extent that any such representation or warranty specifically relates to an earlier date, has been updated for matters occurring in the ordinary course of business or otherwise has been updated by the Borrower in writing to the Lender.

(b) The Borrower hereby (i) confirms the ongoing validity of all of the Obligations outstanding on the date hereof and on the effectiveness of this Amendment No. 1, (b) confirms that such Obligations are owing without reservation, defense, counterclaim or offset, (c) confirms that, after giving effect to this Amendment No. 1, neither the Borrower nor any Subsidiary has any claims or causes of action against the Lender or any of its Affiliates, managers or officers, and (d) acknowledges, confirms and agrees that none of the amendments to be effected by this Amendment No. 1 shall constitute a novation of any of the Obligations outstanding immediately prior to the effectiveness of this Amendment No. 1.

(c) The Borrower hereby reaffirms the validity of all of the liens and security interests heretofore granted to the Lender as collateral security for the Obligations, and acknowledges that all of such liens and security interests, and all collateral heretofore pledged as security for the Obligations, continues to be and remains collateral for the Obligations from and after the effectiveness of this Amendment No. 1.

5. Representations and Warranties. Each of the Lender and the Borrower hereby represents and warrants that (a) this Amendment No. 1 has been duly and validly authorized by all necessary corporate or company action on such party’s part, (b) this Amendment No. 1 has been duly executed and delivered by such party’s duly authorized officer, and (c) this Amendment No. 1 constitutes such party’s valid and binding obligation, enforceable against such party in accordance with its terms.

6. Ongoing Force and Effect; Waiver and Amendment. Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement and the other Loan Documents remain unchanged and in full force and effect. All references to the Term Note in any other Loan Documents shall hereafter mean and refer to the Term Note as amended by this Amendment No. 1. This Amendment No. 1 may not be amended or modified, nor may any performance required hereunder be waived, except pursuant to a written agreement signed by the party to be charged therewith.

7. Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws principles.

Kindly confirm your agreement to the foregoing by countersigning a counterpart copy of this Amendment No. 1 in the space provided below.

Very truly yours,

COMVEST CAPITAL, LLC

By:	ComVest Capital Management LLC, its Manager

By:	/s/ Gary E. Jaggard

Gary E. Jaggard, Managing Director

Acknowledged, Confirmed and Agreed To:

CLEARPOINT BUSINESS RESOURCES, INC.

By:	/s/ Michael D. Traina

Michael D. Traina, CEO

Exhibit A

December 31, 2008

ClearPoint Business Resources, Inc. (“ClearPoint”)

1600 Manor Drive, Suite 110

Chalfont, PA 18914

Re:	Debt Extension Agreement

Dear Sirs:

Reference is made to the Promissory Note dated as of August 14, 2006 in the original principal amount of $450,000 issued by ClearPoint to Shareholders of Staffbridge, Inc. (“Lender”), as amended by that certain Amendment to Note dated December 31, 2007, which increased the original principal amount to $486,690, and as further amended by that certain Debt Extension Agreement dated June 30, 2008, which extended the due date for payment of the entire principal balance to December 31, 2008 following a payment of $150,000 and any amounts due and payable for work performed as a contractor to ClearPoint by Lender (the “Note”).

Lender hereby agrees to further amend the Note as follows. The current outstanding balance of the Note of $336,690 shall be paid according to the following schedule: (i) $100,000 shall be paid on or about December 31, 2008 and (ii) the remaining balance shall be paid in four equal quarterly payments of $59,172.50 beginning on March 31, 2009 and ending on December 31, 2009.

This agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Lender and the addressees hereof. This agreement may not be amended or modified, nor may any provision hereof be waived, without the prior written consent of the party to be charged therewith. This agreement shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Pennsylvania.

[SIGNATURES ON FOLLOWING PAGE]

Very truly yours,

SHAREHOLDER OF STAFFBRIDGE, INC.

By:	/s/ Scott Nieh

Name: Scott Nieh
Title:

SHAREHOLDER OF STAFFBRIDGE, INC.

By:	/s/ Nigel Lui

Name: Nigel Lui
Title:

Acknowledged and Agreed: CLEAR POINT BUSINESS RESOURCES, INC.

By:	/s/ John G. Phillips

Name:	John G. Phillips
Title:	CFO

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